     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 16, 2001

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------

                             THE HERTZ CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           Delaware                                                             13-1938568
 (STATE OR OTHER JURISDICTION                                         (I.R.S. EMPLOYER IDENTIFICATION
      OF INCORPORATION OR                                                          NO.)
         ORGANIZATION)

                               225 Brae Boulevard
                       Park Ridge, New Jersey 07656-0713
                                 (201) 307-2000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             HAROLD E. ROLFE, ESQ.
              Senior Vice President, General Counsel and Secretary
                             The Hertz Corporation
                               225 Brae Boulevard
                       Park Ridge, New Jersey 07656-0713
                                 (201) 307-2000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                       ---------------------------------

                                    Copy to:
                           L. MARKUS WILTSHIRE, ESQ.
                                Brown & Wood LLP
                             One World Trade Center
                            New York, New York 10048
                                 (212) 839-5530

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number if the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
            TITLE OF EACH                     AMOUNT            PROPOSED MAXIMUM          AGGREGATE              AMOUNT OF
         CLASS OF SECURITIES                  TO BE              OFFERING PRICE            OFFERING             REGISTRATION
          TO BE REGISTERED                REGISTERED(1)           PER UNIT(2)              PRICE(2)                 FEE
---------------------------------------------------------------------------------------------------------------------------------
Debt Securities......................     $2,500,000,000              100%              $2,500,000,000            $625,000
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial public offering price for all securities of $2,500,000,000.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED MARCH 16, 2001.

PROSPECTUS

                                                                    [HERTZ LOGO]

                             THE HERTZ CORPORATION

                            ------------------------

                                DEBT SECURITIES

     We may offer from time to time by means of this prospectus up to $2,500,000,000 principal amount of our unsecured debt securities. These securities may be senior, senior subordinated or junior subordinated in priority of payment. The specific terms will be determined at the time of sale. We may issue the securities in one or more series, with the same or various maturities, at or above par or with original issue discount, and in fully registered or book-entry form.
                             PROSPECTUS SUPPLEMENT

     A supplement to this prospectus for each offering of securities will contain the specific information and terms for that offering.

                            ------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

     Our principal executive offices are located at 225 Brae Boulevard, Park Ridge, New Jersey 07656-0713. Our telephone number is (201) 307-2000.

     We may offer the securities directly or through underwriters, agents or dealers. The supplement for an offering of securities will describe the plan of distribution for that offering. See also "Plan of Distribution" below for additional information.

                                          , 2001

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We file annual, quarterly and current reports and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy our filed reports and other information at the SEC's Public Reference Rooms at (a) 450 Fifth Street, N.W., Washington, D.C. 20549; (b) Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and (c) Seven World Trade Center, Suite 1300, New York, New York 10048. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the SEC's Public Reference Rooms. Our SEC filings are also available to the public on the SEC's Internet web site (http://www.sec.gov). Information about our company is also available to the public from our website (http://www.hertz.com).

     We have filed a registration statement on Form S-3 with the SEC covering the securities described in this prospectus. For further information about us and those securities, you should refer to our registration statement and its exhibits. We have summarized certain key provisions of contracts and other documents that we refer to in this prospectus. Because a summary may not contain all the information that is important to you, you should review the full text of the document. We have included copies of these documents as exhibits to our registration statement.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to another document that we file with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and supersede any information that is already on file . We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until we sell all of the securities.

     - Our Annual Report on Form 10-K for the fiscal year ended December 31,
       1999;

     - Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000; and

     - Our Current Reports on Form 8-K dated January 20, 2000, February 8, 2000, April 17, 2000, May 2, 2000, July 17, 2000, August 7, 2000, September 21,
       2000, October 16, 2000, November 7, 2000, January 17, 2001, January 31,
       2001 and March 2, 2001.

     You may request a copy of these filings (other than exhibits) at no cost, by writing or telephoning us at 225 Brae Boulevard, Park Ridge, New Jersey 07656-0713, (201) 307-2000.

     You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any pricing supplement. We have not authorized anyone to provide you with any other information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of the document.

                           FORWARD-LOOKING STATEMENTS

     Certain statements in or incorporated by reference in this prospectus are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These statements give our current expectations or forecasts of future events and our future performance and do not relate directly to our historical or current events or our historical or current performance. Most of these statements contain words that identify them as forward-looking, such as "anticipate", "estimate", "expect", "project", "intend", "plan", "believe", or other words that relate to future events, as opposed to past or current events.

     Forward-looking statements are based on the then-current expectations, forecasts and assumptions of our management and involve risks and uncertainties, some of which are outside of our control, that could cause actual outcomes and results to differ materially from current expectations. These risks and uncertainties include, among other things, price and product competition, changes in general economic conditions in markets and countries where our customers reside and where we and our licensees operate, changes in capital availability or cost and other terms related to the acquisition and disposition of automobiles and equipment, and certain regulatory and environmental matters. Accordingly, there can be no assurance that the assumptions made in preparing any of the forward-looking statements will prove accurate or that any projections will be realized. It is expected that there will be differences between projected and actual results.

     These forward-looking statements speak only as of the date of this prospectus, and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. We caution prospective purchasers not to place undue reliance on the forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements contained or incorporated by reference herein.

                             THE HERTZ CORPORATION

     We and our affiliates and independent licensees operate what we believe is the largest car rental business in the world based upon revenues and one of the largest industrial and construction equipment rental businesses in the United States based upon revenues. Our "Hertz" brand name is recognized worldwide as a leader in quality rental and leasing services and products. We and our affiliates and independent licensees rent and lease cars and light trucks, rent industrial and construction equipment and operate our other businesses from over 7,000 locations throughout the United States and about 140 foreign countries and jurisdictions.

     On March 2, 2001, a subsidiary of Ford Motor Company ("Ford") completed a tender offer for all of the publicly held shares of our common stock. On March 9, 2001, through a merger, all of the publicly held shares of our common stock that were not tendered in the tender offer were converted into the right to receive cash. Prior to the tender, Ford controlled 94.7% of the voting power of our common stock. As a result of the tender and the merger, we have become an indirect wholly owned subsidiary of Ford and have ceased to be a publicly owned company. Because our debt securities will continue to be publicly traded, we will continue to file periodic reports under the Exchange Act; however, such reports may omit certain information to the extent allowed by rules and regulations of the SEC relating to reports by certain wholly-owned subsidiaries. Ford has stated that it may consider material changes in our present dividend rate and policy, indebtedness and capitalization, and may consider pursuing acquisition opportunities through us.

     The Debt Securities will not be obligations of, or guaranteed by, Ford or any of its affiliates (other than The Hertz Corporation).

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following are consolidated ratios of earnings to fixed charges for each of the periods indicated:

                                   NINE MONTHS   NINE MONTHS              YEAR ENDED DECEMBER 31,
                                      ENDED         ENDED     -----------------------------------------------
                                  SEPTEMBER 30, SEPTEMBER 30,  1999      1998      1997      1996      1995
                                      2000          1999       ----      ----      ----      ----      ----
Ratio of earnings to fixed
  charges(1).....................       2.3           2.4        2.3       2.2       1.9       1.7       1.4

---------------

(1) Earnings have been calculated by adding interest expense and the portion of rentals estimated to represent the interest factor to income before income taxes. Fixed charges include interest (including capitalized interest) and the portion of rentals estimated to represent the interest factor.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Debt Securities will be added to our general funds. We anticipate that the proceeds will be used for general corporate purposes, potential acquisitions and to reduce short-term borrowings. We expect to issue additional long-term and short-term debt. You should expect the proportionate amounts of each to vary from time to time as a result of our business requirements, market conditions and other factors.

                             CERTAIN RELATIONSHIPS

     In February 1997, Ford extended to us a line of credit of $500 million which currently expires June 30, 2002. This line of credit has an evergreen feature that provides on an annual basis for automatic one-year extensions of the expiration date, unless timely notice is provided by Ford at least one year prior to the then scheduled expiration date. At December 31, 2000, there were no amounts outstanding under this line of credit from Ford.

     We have entered into a car supply agreement with Ford (the "Car Supply Agreement"). The Car Supply Agreement commenced on September 1, 1997 for a period of ten years. Under the Car Supply Agreement, we have agreed with Ford to negotiate in good faith on an annual basis with respect to the supply of cars. Ford has agreed to supply to us and we have agreed to purchase from Ford, for each car model year during the term of the agreement (i.e., the 1998 model year through the 2007 model year), (a) the lesser of 150,000 cars or 55% of our fleet requirements for our car rental business conducted in the United States; (b) 35% of our fleet requirements for our car rental business conducted in Europe; and
(c) 55% of our fleet requirements for our car rental business conducted other than in the United States and Europe. For each model year, at least 50% of the cars supplied by Ford are required to be non-risk cars. The Car Supply Agreement also provides that, for each model year, Ford must strive to offer car fleet programs to us on terms and conditions that are competitive with terms and conditions for the supply of cars then being offered by other automobile manufacturers to us and other daily car rental companies. In addition, for each model year, Ford must supply cars to us on terms and conditions that are no less favorable than those offered by Ford to other daily car rental companies, excluding franchised Ford vehicle dealers who rent cars.

     We have entered into a joint advertising agreement with Ford (the "Joint Advertising Agreement"). The Joint Advertising Agreement commenced on September 1, 1997 for a period of ten years. Under the Joint Advertising Agreement, Ford has agreed to pay us one-half of our advertising costs, up to a limit of $39 million for the first year and, for each year thereafter, a limit equal to the prior year's limit adjusted for inflation, subject to a ceiling. In addition, if for any fiscal year, one-half of our advertising costs exceed such limit and we have purchased from Ford a percentage of our car fleet requirements for our car rental business conducted in the United States for the corresponding model year (the "Ford Vehicle Share") equal to 58% or more, then Ford will pay to us additional amounts for such excess advertising costs. To be eligible for cost reimbursement under the Joint Advertising Agreement, the advertising must meet certain conditions, including the condition that it indicates that we feature Ford vehicles in a manner and with a prominence that is reasonably satisfactory to Ford. The Joint Advertising Agreement further provides that if the Ford Vehicle Share for any model year is less than 55%, Ford will not be obligated to pay us any amount for our advertising costs for that year, except to the extent that our failure to achieve a 55% Ford Vehicle Share is attributable to (a) Ford's failure to supply a sufficient quantity of cars for us to achieve a 55% Ford Vehicle Share or (b) the fact that the terms and conditions of Ford's car fleet programs offered to us were not competitive with the terms and conditions for the supply of cars offered by other automobile manufacturers to us and other daily car rental companies. In no event, however, will Ford be required to pay any amount for our advertising costs for any year if the Ford Vehicle Share for the corresponding model year is less than 40%.

     See "The Hertz Corporation" above for information relating to Ford's controlling influence over our business and affairs. See also the "Notes to Consolidated Financial Statements" in the our most recent Annual Report filed on Form 10-K for additional information relating to transactions involving Ford and us.

                         DESCRIPTION OF DEBT SECURITIES

     We will issue the Senior Debt Securities under an indenture, dated as of March 16, 2001 (the "Senior Indenture"), between us and The Bank of New York, as trustee (the "Senior Trustee"). We will issue the Senior Subordinated Debt Securities under an indenture, dated as of June 1, 1989 (the "Senior Subordinated Indenture"), between us and The Bank of New York, as trustee (the "Senior Subordinated Trustee"). We will issue the Junior Subordinated Debt Securities under an indenture, dated as of July 1, 1993 (the "Junior Subordinated Indenture"), between us and Citibank, N.A., as trustee (the "Junior Subordinated Trustee"). The Senior Subordinated Indenture and the Junior Subordinated Indenture are referred to in this prospectus collectively as the "Subordinated Indentures," the Senior Subordinated Debt Securities and the Junior Subordinated Debt Securities are referred to in this prospectus collectively as the "Subordinated Debt Securities," and the Senior Subordinated Trustee and the Junior Subordinated Trustee are referred to in this prospectus collectively as the "Subordinated Trustees."

     For more information you should refer to the Senior Indenture, the Senior Subordinated Indenture and the Junior Subordinated Indenture that we have filed as exhibits to the Registration Statement of which this prospectus forms a part. The Senior Indenture, the Senior Subordinated Indenture and the Junior Subordinated Indenture are sometimes referred to collectively as the "Indentures" and the Senior Trustee, the Senior Subordinated Trustee and the Junior Subordinated Trustee are sometimes referred to collectively as the "Trustees."

     The following summaries of certain provisions of the Indentures are not complete and are subject to and are qualified in their entirety by reference to all the provisions of the Indentures, including the definitions contained in the Indentures of certain terms. References to Sections apply to each Indenture, except:

     - references to sections included under the caption "Subordination of Senior Subordinated Debt Securities" apply to the Senior Subordinated Indenture only,

     - references to sections included under the caption "Subordination of Junior Subordinated Debt Securities" apply to the Junior Subordinated Indenture only,

     - references to sections included under the caption "Certain
       Covenants -- Dividend Restrictions and Limitations on Certain Loans and Advances" apply to the Subordinated Indentures only, and

     - as otherwise expressly provided.

The following sets forth certain general terms and provisions of the Senior Debt Securities, the Senior Subordinated Debt Securities and the Junior Subordinated Debt Securities (together the "Debt Securities") offered in this prospectus. Further terms of the Debt Securities shall be set forth in applicable prospectus supplements.

GENERAL

     The Debt Securities to be offered by this prospectus are limited to $2,500,000,000 in aggregate principal amount. However, the Indentures do not limit the amount of Debt Securities which we can issue and provide that we can issue additional securities under the Indentures up to the aggregate principal amount which we may authorize from time to time. (Section 301)

     While the covenants contained in each Indenture may provide limited protection to debt holders in the event of a highly leveraged transaction involving us, the Indentures do not prohibit the incurrence of additional Senior, Senior Subordinated or Junior Subordinated Debt. Subject to certain exceptions described below under "Limitations on Secured Debt," outstanding Debt Securities and other qualified indebtedness shall be secured equally and ratably, subject to applicable priorities of payment, with any additional Secured Debt incurred by us. (Section 1004) Unless otherwise indicated in the applicable prospectus supplement, the Debt Securities will not have the benefit of any covenant requiring redemption or repurchase of the Debt Securities by us, or adjustment to any terms of the Debt Securities, upon any change in control or recapitalization that we may undergo.

     You should refer to the applicable prospectus supplement for the following terms of the particular series of Debt Securities being offered:

      1. the designation and any limitation on the aggregate principal amount of the series;

      2. whether the securities are Senior Debt Securities, Senior Subordinated Debt Securities, or Junior Subordinated Debt Securities;

      3. the currency or currencies for which Debt Securities may be purchased and currency or currencies in which principal and any interest may be payable;

      4. if the currency for which Debt Securities may be purchased or in which principal and any interest may be payable is at the purchaser's election, the manner in which such an election may be made;

      5. the percentage of principal amount at which the series will be issued;

      6. the date or dates on which the principal of the series will be payable;

      7. the rate or rates per annum, if any, at which the series will bear interest or the method of calculating the rate or rates per annum;

      8. the date or dates from which any interest will accrue and the times at which any interest will be payable;

      9. the place or places where the principal and interest, if any, on Debt Securities of the series shall be payable;

     10. the terms, if any, on which Debt Securities of the series may be redeemed at our option;

     11. our obligation, if any, to redeem, purchase or repay Debt Securities of the series;

     12. the minimum denomination in which Debt Securities of the series will be issued;

     13. if other than the principal amount, the portion of the principal amount of the Debt Securities of the series that will be payable upon a declaration of acceleration of the maturity of the Debt Securities;

     14. whether the Debt Securities of the series may be issuable in the form of one or more global securities; and

     15. any other special terms.

     We may issue Debt Securities as discounted Debt Securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities will be described in the applicable prospectus supplement.

     We will issue the Debt Securities only in registered form without coupons, and the Debt Securities will be our unsecured obligations. The Senior Debt Securities will rank on a parity with other senior debt securities of ours. The Senior Subordinated Debt Securities will rank on a parity with our other senior subordinated debt securities and be subordinated in right of payment to the prior payment in full of our Senior Indebtedness (as defined in the Senior Subordinated Indenture), as described below under "Subordination of Senior Subordinated Debt Securities." The Junior Subordinated Debt Securities will rank on a parity with our other junior subordinated debt securities and be subordinated in right of payment to the prior payment in full of our Senior Indebtedness (as defined in the Junior Subordinated Indenture). When used in connection with Junior Subordinated Debt Securities, Senior Indebtedness includes Senior Debt Securities and Senior Subordinated Debt Securities, as described under "Subordination of Junior Subordinated Debt Securities."

     Unless otherwise provided in the applicable prospectus supplement relating to a particular series of Debt Securities, principal, premium, if any, and interest, if any, will be payable at an office or agency to be maintained by us in such place or places described in the applicable prospectus supplement. We currently contemplate this place to be in The City of New York, except that, at our option, interest may be paid by check mailed to the person entitled to the interest. You may present the Debt Securities to the corporate trust office of the applicable

Trustee for registration of transfer or exchange. Senior Debt Securities of any series subject to repayment prior to their stated maturity at the option of the Holder may be so repaid by submitting the appropriate form to the place of payment specified in the terms of the debt security and as provided in the applicable prospectus supplement. You may exchange Debt Securities of a particular series for a like aggregate amount of Debt Securities of such series of other authorized denominations without service charge, except for any tax or other governmental charge that may be imposed. (Sections 301, 302, 305 and 1002)

BOOK-ENTRY

     If so indicated in the applicable prospectus supplement, upon issuance, all Debt Securities will be represented by one or more fully registered global securities (the "Global Notes"). In any such case, The Depository Trust Company (the "Depository"), New York, New York, will act as securities depository for the issue of Debt Securities. These Debt Securities will be issued as fully-registered Global Notes registered in the name of Cede & Co., which is the Depository's partnership nominee. One fully-registered Global Note will be issued for each issue of Debt Securities, in the aggregate principal amount of the issue, and will be deposited with the Depository; provided, however, that if the aggregate principal amount of any issue exceeds $400 million, one Global Note will be issued with respect to each $400 million of principal amount and an additional Global Note will be issued with respect to any remaining principal amount of the issue.

     The Depository has advised us as follows:

          The Depository is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act. The Depository holds securities that its participants ("Participants") deposit with the Depository. The Depository also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Depository is owned by a number of its Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the Depository's book-entry system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depository and its Participants and Indirect Participants are on file with the Securities and Exchange Commission.

          Purchases of Debt Securities represented by one or more Global Notes under the Depository's book-entry system must be made by or through Participants, which will receive a credit for the Debt Securities on the Depository's records. The ownership interest of each actual purchaser of each Debt Security (a "Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depository of their purchases, but each Beneficial Owner is expected to receive written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Debt Securities will be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in any Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.

          To facilitate subsequent transfers, all Debt Securities represented by one or more Global Notes deposited by Participants with the Depository will be registered in the name of Cede & Co. The deposit of one or more Global Notes with the Depository and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depository will have no knowledge of the actual Beneficial Owners of any Debt Securities represented by Global Notes; the Depository's records will reflect only the identity of the Participants to whose accounts the Debt Securities represented by any Global Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by the Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither the Depository nor Cede & Co. will consent or vote with respect to any Debt Securities represented by one or more Global Notes.

          Principal and interest payments on the Debt Securities represented by one or more Global Notes will be made to the Depository. The Depository's practice is to credit Participants' accounts on the payable date in accordance with their respective holdings shown on the Depository's records unless the Depository has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the Depository, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to the Depository will be our responsibility, disbursement of such payments to Participants shall be the responsibility of the Depository, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Participants and Indirect Participants.

          The Depository may discontinue providing its services as securities depository with respect to any issue of Debt Securities represented by one or more Global Notes at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor securities depository is not obtained, definitive certificates representing Debt Securities will be required to be printed and delivered. We may decide to discontinue use of the system of book-entry transfers through the Depository (or a successor securities depository). In such event definitive certificates representing Debt Securities will be printed and delivered.

          According to the Depository, the foregoing information with respect to the Depository has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     The information in this section concerning the Depository's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

SUBORDINATION OF SENIOR SUBORDINATED DEBT SECURITIES

     Payment of the principal of, premium, if any, and interest on the Senior Subordinated Debt Securities is expressly subordinated in right of payment, as set forth in the Senior Subordinated Indenture, to payment when due of all our Senior Indebtedness, as the term is defined with respect to the Senior Subordinated Debt Securities. (Section 1401) "Senior Indebtedness" is used under this caption "Subordination of Senior Subordinated Debt Securities" as defined in the Senior Subordinated Indenture. "Senior Indebtedness" is defined in the Senior Subordinated Indenture as

     (a) our outstanding indebtedness listed on Schedule A to the Senior Subordinated Indenture,

     (b) any promissory notes (other than any referred to in the foregoing clause (a)) issued by us pursuant to any agreement between us and any bank or banks and any commercial paper issued by us,

     (c) all indebtedness incurred by us after the date of the Senior Subordinated Indenture for money borrowed which is, in our discretion, specifically designated by us as superior to our subordinated debt (senior debt) in the instruments evidencing said indebtedness at the time of the issuance of such indebtedness,

     (d) all indebtedness previously incurred by us outstanding at the date of the Senior Subordinated Indenture for money borrowed which is, in our discretion, specifically designated by us as Senior

Indebtedness for the purposes of the Senior Subordinated Indenture at the date of the Senior Subordinated Indenture (all of such indebtedness is set forth on Schedule B attached to the Senior Subordinated Indenture),

     (e) our indebtedness for money borrowed from or guaranteed to persons, firms or corporations which engage in lending money, including, without limitation, banks, trust companies, insurance companies and other financing institutions and charitable trusts, pension trusts and other investing organizations, evidenced by notes or similar obligations, unless such indebtedness shall, in the instrument evidencing the same, be specifically designated as not being superior to the Senior Subordinated Debt Securities and

     (f) any amendments, modifications, supplements, deferrals, renewals or extensions of any such Senior Indebtedness. (Section 101)

     No payment on account of principal, premium, if any, sinking fund, or interest on the Senior Subordinated Debt Securities may be made, nor may any of our property or assets be applied to the purchase or other acquisition or retirement of the Senior Subordinated Debt Securities, unless full payment of amounts then due for principal, premium, if any, sinking fund, and interest on Senior Indebtedness has been made or duly provided for in money or money's worth. No payment by us on account of principal, premium, if any, sinking fund, or interest on the Senior Subordinated Debt Securities may be made, nor may any of our property or assets be applied to the purchase or other acquisition or retirement of the Senior Subordinated Debt Securities, if, at the time of such payment or application or immediately after giving effect to such payment or application,

      (i) there exists under the Senior Indebtedness referred to in clause (a) of the immediately preceding paragraph or any agreement pursuant to which any such Senior Indebtedness is issued any default or any condition, event or act, which with notice or lapse of time, or both, would constitute a default or

     (ii) there exists under any other Senior Indebtedness or any agreement pursuant to which such other Senior Indebtedness is issued any event of default permitting the holders of such other Senior Indebtedness (or a trustee on behalf of such holders) to accelerate the maturity of such Senior Indebtedness; provided, however, that in the case of such an event of default (other than in payment of such other Senior Indebtedness when due) the foregoing provisions of this clause (ii) will not prevent any such payment or application for a period longer than 90 days after the date on which the holders of such Senior Indebtedness (or such trustee) shall have first obtained written notice of such event of default from us or the holder of any Senior Subordinated Debt Securities, if the maturity of such other Senior Indebtedness is not so accelerated within such 90 day period. (Section
          1402)

     Subject to the foregoing, if there shall have occurred any Event of Default on the Senior Subordinated Debt Securities as described below under "Events of Default and Notice," other than with respect to certain events of bankruptcy, insolvency or reorganization, then unless and until either such Event of Default shall have been cured or waived or shall have ceased to exist or the principal of, premium, if any, and interest on all Senior Indebtedness shall have been paid in full in money or money's worth, no payment shall be made by us on account of the principal of, premium, if any, or interest on the Senior Subordinated Debt Securities or on account of the purchase or other acquisition of Senior Subordinated Debt Securities, except:

     - payments at the expressed maturity of the Senior Subordinated Debt Securities, subject to the next paragraph,

     - current interest payments as provided in the Senior Subordinated Debt Securities,

     - payments for the purpose of curing any such Event of Default, and

     - payments pursuant to the required sinking fund for the Senior Subordinated Debt Securities. (Section 1402)

     Upon any payment or distribution of our assets to creditors in the event of our dissolution or winding-up or total or partial liquidation or reorganization or similar proceeding relating to us or our property, whether voluntary or involuntary and whether or not we are a party to the proceeding, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due upon all Senior Indebtedness must be paid in full before the holders of the Senior Subordinated Debt Securities are entitled to receive or retain any assets so paid or distributed. Subject to the payment in full of all Senior Indebtedness, the holders of the Senior Subordinated Debt Securities are to be subrogated to the rights of holders of Senior Indebtedness to receive payments or distributions of our assets or other payments applicable to Senior Indebtedness to the extent of the application to Senior Indebtedness of moneys or other assets which would have been received by the holders of the Senior Subordinated Debt Securities but for the subordination provisions contained in the Senior Subordinated Indenture until the Senior Subordinated Debt Securities are paid in full. (Sections 1403 and 1405)

     At December 31, 2000, the outstanding principal amount of Senior Indebtedness aggregated approximately $5,793 million. We expect to issue from time to time additional indebtedness constituting Senior Indebtedness and senior subordinated debt (see "Use of Proceeds"). None of the Indentures prohibits or limits us from incurring additional Senior Indebtedness.

     By reason of the subordination provisions contained in the Senior Subordinated Indenture, in the event of insolvency, our creditors who are holders of Senior Indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the Senior Subordinated Debt Securities.

SUBORDINATION OF JUNIOR SUBORDINATED DEBT SECURITIES

     Payment of the principal of, premium, if any, and interest on the Junior Subordinated Debt Securities is expressly subordinated in right of payment, as set forth in the Junior Subordinated Indenture, to payment when due of all our Senior Indebtedness, as the term is defined with respect to the Junior Subordinated Debt Securities. (Section 1401) "Senior Indebtedness" is defined in the Junior Subordinated Indenture as:

     - any promissory notes issued by us pursuant to any agreement between us and any bank or banks and any commercial paper issued by us,

     - all our existing and future indebtedness for borrowed money (including guarantees by us of indebtedness for borrowed money of others),

     - all our obligations specified on Schedule A to the Junior Subordinated Indenture,

     - our indebtedness for money borrowed from or guaranteed to persons, firms or corporations which engage in lending money, including, without limitation, banks, trust companies, insurance companies and other financing institutions and charitable trusts, pension trusts and other investing organizations, evidenced by notes or similar obligations, unless such indebtedness shall, in the instrument evidencing the same, be specifically designated as not being superior to the Junior Subordinated Debt Securities of any series,

     - all our other existing and future obligations (including but not limited to (x) obligations under interest rate and currency swaps, caps, collars, options and similar arrangements and (y) our guarantees of obligations of others) that are designated in the instruments evidencing said obligations as being superior in right of payment to the Junior Subordinated Debt Securities, and

     - any amendments, modifications, supplements, deferrals, renewals or extensions of any such Senior Indebtedness; provided, that Senior Indebtedness shall not include the Junior Subordinated Debt Securities of any series. (Section 101)

     No payment on account of principal, premium, if any, sinking fund, or interest on the Junior Subordinated Debt Securities may be made, nor may any of our property or assets be applied to the purchase or other acquisition or retirement of the Junior Subordinated Debt Securities, unless full payment of amounts then due for principal, premium, if any, sinking fund, and interest on Senior Indebtedness has been made or duly provided for in money or money's worth. No payment by us on account of principal, premium, if any, sinking fund, or interest on the Junior Subordinated Debt Securities may be made, nor may any of our property or assets be applied to the purchase or other acquisition or retirement of the Junior Subordinated

Debt Securities, if, at the time of such payment or application or immediately after giving effect to such payment or application, there exists under any Senior Indebtedness or any agreement pursuant to which such Senior Indebtedness is issued any event of default permitting the holders of such Senior Indebtedness (or a trustee on behalf of such holders) to accelerate its maturity; provided, however, that in the case of such an event of default (other than in payment of such Senior Indebtedness when due) the foregoing provisions of this sentence will not prevent any such payment or application for a period longer than 90 days after the date on which the holders of such Senior Indebtedness (or such trustee) shall have first obtained written notice of such event of default from us or the holder of any Junior Subordinated Debt Securities, if the maturity of such Senior Indebtedness is not so accelerated within such 90 day period. (Section 1402)

     Subject to the foregoing, if there shall have occurred any Event of Default on the Junior Subordinated Debt Securities as described below under "Events of Default and Notice," other than with respect to certain events of bankruptcy, insolvency or reorganization, then unless and until either such Event of Default shall have been cured or waived or shall have ceased to exist or the principal of, premium, if any, and interest on all Senior Indebtedness shall have been paid in full in money or money's worth, no payment shall be made by us on account of the principal of, premium, if any, or interest on the Junior Subordinated Debt Securities or on account of the purchase or other acquisition of Junior Subordinated Debt Securities, except:

     - payments at the expressed maturity of the Junior Subordinated Debt Securities (subject to the next paragraph),

     - current interest payments as provided in the Junior Subordinated Debt Securities,

     - payments for the purpose of curing any such Event of Default, and

     - payments pursuant to the required sinking fund for the Junior Subordinated Debt Securities. (Section 1402)

     Upon any payment or distribution of our assets to creditors in the event of our dissolution or winding-up or total or partial liquidation or reorganization or similar proceeding relating to us or our property, whether voluntary or involuntary and whether or not we are a party to such proceeding, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due upon all Senior Indebtedness must be paid in full before the holders of the Junior Subordinated Debt Securities are entitled to receive or retain any assets so paid or distributed. Subject to the payment in full of all Senior Indebtedness, the holders of the Junior Subordinated Debt Securities are to be subrogated to the rights of holders of Senior Indebtedness to receive payments or distributions of our assets or other payments applicable to Senior Indebtedness to the extent of the application to Senior Indebtedness of moneys or other assets which would have been received by the holders of the Junior Subordinated Debt Securities but for the subordination provisions contained in the Junior Subordinated Indenture until the Junior Subordinated Debt Securities are paid in full. (Sections 1403 and 1405)

     At December 31, 2000, Junior Subordinated Debt (as defined in the Junior Subordinated Indenture) aggregated approximately $250 million and Senior Indebtedness (as defined in the Junior Subordinated Indenture) aggregated approximately $5,793 million. We expect to issue from time to time additional indebtedness constituting Senior Indebtedness (see "Use of Proceeds"). None of the Indentures prohibits or limits us from incurring additional Senior Indebtedness.

     By reason of the subordination provisions contained in the Junior Subordinated Indenture, in the event of insolvency, our creditors who are holders of Senior Indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the Junior Subordinated Debt Securities.

CERTAIN COVENANTS

     Dividend Restrictions. Each Subordinated Indenture provides that we may not:

     - declare or pay any dividend or make any other distribution (other than dividends or distributions made in our capital stock) on or in respect of any of our capital stock,

     - purchase, redeem or otherwise acquire for value any shares of our capital stock, except shares acquired upon the conversion of those shares into other shares of our capital stock, or

     - permit any Restricted Subsidiary to purchase, redeem or otherwise acquire for value any shares of our capital stock;

if immediately afterwards the aggregate amount of all such dividends, distributions, purchases, redemptions, acquisitions or payments (other than dividends or distributions payable in shares of our capital stock) during the period from and after December 31, 1985, plus the amount of total investments in Unrestricted Subsidiaries made during that period, would exceed the sum of (1) $185,000,000 plus (or minus in the case of a deficit), (2) our consolidated net income (or net loss), which includes our Restricted Subsidiaries earned subsequent to December 31, 1985, plus (3) the aggregate net proceeds received by us in respect of the issue, sale or exchange after December 31, 1985, of (i) any shares of our capital stock and any rights or warrants entitling the holders to purchase or subscribe for shares of such capital stock, or (ii) any of our indebtedness which is converted into shares of our capital stock after December 31, 1985. (Section 1007)

     The foregoing will not prohibit us from paying any management, administrative, general overhead or similar charge to any of our controlling stockholders or other Affiliates, or paying to any member of the same consolidated group for tax purposes any amounts in lieu of taxes. (Section 1007)

     Limitations on Mergers. The Indentures provide that we may not consolidate with, merge into, or sell, convey or transfer our properties and assets substantially as an entirety to, another Person, if, as a result of such action, any property owned by us or a Restricted Subsidiary immediately prior to such action would become subject to any Security Interest, unless:

     - (x) in the case of the Senior Indenture, the Senior Debt Securities (equally and ratably with any of our other indebtedness then entitled to such Security Interest) shall be secured by a prior lien on such property, (y) in the case of the Senior Subordinated Indenture, the Senior Subordinated Debt Securities (equally and ratably with any of our other indebtedness then entitled to such Security Interest) shall be secured equally and ratably with (or prior to) the debt secured by such Security Interest or (z) in the case of the Junior Subordinated Indenture, the Junior Subordinated Debt Securities (equally and ratably with any of our other indebtedness entitled to such Security Interest) shall be secured equally and ratably with (or prior to) the debt secured by such Security Interest, or

     - such Security Interest would otherwise be permitted under the Indentures. (Section 803) (See "Limitations on Secured Debt")

     Limitations on Certain Loans and Advances. Each Subordinated Indenture provides that we may not, and may not permit any Restricted Subsidiary to, make any loan or advance to any Person owning more than 50% of our outstanding voting stock or to any Affiliate of such Person (other than us or a Restricted Subsidiary) if the aggregate outstanding amount of our Senior Debt and its Restricted Subsidiaries exceeds 400% of Consolidated Net Worth and Subordinated Debt, as defined in the applicable Indenture. (Section 1005) The term Senior Debt for purposes of this limitation shall mean Senior Indebtedness when referring to the Senior Subordinated Indenture or the Junior Subordinated Indenture as the term is used in each such Indenture.

     Limitations on Secured Debt. Each Indenture provides that we will not at any time create, incur, assume or guarantee, and will not cause, suffer or permit a Restricted Subsidiary to create, incur, assume or guarantee, any Secured Debt without making effective provisions whereby the Debt Securities then outstanding under such Indenture and any other indebtedness of or guaranteed by us or such Restricted Subsidiary then entitled to such guarantee, subject to applicable priorities of payment, shall be secured by the Security Interest securing such Secured Debt equally and ratably with any and all other obligations and indebtedness so secured (subject, however, to applicable priorities of payment) so long as such Secured Debt remains outstanding; provided, however, that the foregoing prohibition will not apply to:

     (a) any Security Interest in favor of us or a Restricted Subsidiary;

     (b) Security Interests existing on March 16, 2001 in the case of Senior Debt Securities, Security Interests existing on June 1, 1989 in the case of Senior Subordinated Debt Securities and Security Interests existing on July 1, 1993 in the case of Junior Subordinated Debt Securities;

     (c) Security Interests existing on property at the time it is acquired by us or a Restricted Subsidiary, provided such Security Interest is limited to all or part of the property so acquired;

     (d) (i) any Security Interest existing on the property of or on the outstanding shares or indebtedness of a corporation at the time such corporation shall become a Restricted Subsidiary, or

        (ii) subject to the provisions referred to above under "Limitations on Mergers," any Security Interest on property of a corporation existing at the time such corporation is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to us or a Restricted Subsidiary, provided, in each such case, that such Security Interest does not extend to any property owned prior to such transaction by us or any Restricted Subsidiary which was a Restricted Subsidiary prior to such transaction;

     (e) mechanics', materialmen's, carriers' or other like liens, arising in the ordinary course of business;

     (f) certain tax liens or assessments, and certain judgment liens;

     (g) certain Security Interests in favor of the United States of America or any state or any agency of the United States of America;

     (h) Security Interests on Business Equipment;

     (i) in the case of property (other than Rental Equipment) acquired after March 16, 2001 as it pertains to Senior Debt Securities, after June 1, 1989, as it pertains to Senior Subordinated Debt Securities and after July 1, 1993, as it pertains to Junior Subordinated Debt Securities, by us or any Restricted Subsidiary, any Security Interest which secures an amount not in excess of the purchase price or fair value of such property at the time of acquisition, whichever, in our opinion, shall be less, provided that such Security Interest is limited to the property so acquired;

     (j) Security Interests on properties financed through tax-exempt municipal obligations, provided that such Security Interest is limited to the property so financed; or

     (k) any refunding, renewal, extension or placement (or successive refunding, renewals, extensions, or replacements), in whole or in part, of any Security Interest referred to in the foregoing clauses (a) through (j), provided that the principal amount of indebtedness secured in such refunding, renewal, extension or replacement does not exceed that secured at the time by such Security Interest and that such renewal, refunding, extension or replacement of such Security Interest is limited to all or part of the same property subject to the Security Interest being refunded, renewed, extended or replaced.

     Notwithstanding the foregoing provisions, we and any one or more Restricted Subsidiaries may issue, assume, or guarantee Secured Debt which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Secured Debt of ours and of our Restricted Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Secured Debt permitted to be secured under subparagraphs (a) through (k) above), and the aggregate value of the Sale and Leaseback Transactions in existence at such time (not including Sale and Leaseback Transactions the proceeds of which have been or will be applied in accordance with subsection (b) under "Limitations on Sale and Leaseback Transactions" below), do not at the time of incurrence exceed 10% of Consolidated Net Worth and Subordinated Debt (as defined in the applicable Indenture). (Section 1004)

     Limitations on Sale and Leaseback Transactions. Each Indenture provides that we may not, and may not permit any Restricted Subsidiary to, engage in any Sale and Leaseback Transaction unless (a) we or such Restricted Subsidiary would be entitled, without reference to the provisions of Section 1004 described in subparagraphs (a) through (k) above, to incur Secured Debt in an amount equal to the amount realized or to be realized upon the sale or transfer involved in such Sale and Leaseback Transaction, secured by a Security Interest on the property to be leased without equally and ratably securing the Debt Securities outstanding under such Indenture as provided under "Limitations on Secured Debt," or (b) we or a Restricted Subsidiary shall apply, within 120 days after such sale or transfer, an amount equal to the fair value of the property so leased (as determined by our Board of Directors) to the repayment of our Senior Debt or Senior Debt of any Restricted Subsidiary (other than Senior Debt owed to us or any Restricted Subsidiary) then prepayable, on a pro rata basis, according to the respective principal amounts of Senior Debt then held by the various holders of Senior Debt. (Senior Indenture Section 1005; Subordinated Indentures Section 1006) The term Senior Debt for purposes of this limitation shall mean Senior Indebtedness when referring to the Senior Subordinated Indenture or the Junior Subordinated Indenture as the term is used in each such Indenture.

CERTAIN DEFINITIONS

     "Business Equipment" shall mean all motor vehicles, tractors and trailers, construction equipment, factory, commercial and office equipment and other revenue-earning personalty owned, financed or otherwise held by or for us or any of our Restricted Subsidiaries for rental, lease, sale or disposition in the ordinary course of our business and our Restricted Subsidiaries, other than Rental Equipment. "Consolidated Net Worth and Subordinated Debt" shall mean the aggregate of:

     - our capital and surplus accounts and the capital and surplus accounts of our Restricted Subsidiaries, as shown in our most recent consolidated balance sheet and our Restricted Subsidiaries, prepared in accordance with generally accepted accounting principles, plus

     - the aggregate outstanding principal amount of our Subordinated Debt (as defined in the Indentures) and the aggregate principal amount of Subordinated Debt of Restricted Subsidiaries, as reflected on the same consolidated balance sheet.

"Principal Property" shall mean any building, structure or other facility (including land or fixtures) owned by us or any Restricted Subsidiary having a gross book value in excess of 2% of Consolidated Net Worth and Subordinated Debt, other than any such building, structure or other facility which, in the opinion of our Board of Directors, is not of material importance to the total business conducted by us and our subsidiaries as an entirety. "Rental Equipment" shall mean all automobiles owned, financed or otherwise held by us or any of our Restricted Subsidiaries which, in the ordinary course of business, are offered for rental within the United States of America for periods of less than 30 days. "Restricted Subsidiary" shall mean certain of our identified Subsidiaries, and any other Subsidiaries designated after the date of the Indentures as a Restricted Subsidiary by our Board of Directors, subject to redesignation by the Board of Directors and to certain other restrictions. "Sale and Leaseback Transaction" shall mean any sale or transfer by us or one or more Restricted Subsidiaries (except a sale or transfer to us or one or more Restricted Subsidiaries) of any Principal Property, made more than 180 days after the later of the acquisition of such Principal Property or the completion of construction or full commencement of operations of such Principal Property, if such sale or transfer is made with the intention of, or as part of an arrangement involving, the lease of such Principal Property to us or a Restricted Subsidiary (with certain exceptions). "Secured Debt" shall mean all indebtedness for borrowed money of ours or a Restricted Subsidiary which is secured by a Security Interest upon any assets of ours or any Restricted Subsidiary, including any capital stock or indebtedness of any Restricted Subsidiary. "Security Interest" shall mean any mortgage, pledge, lien, encumbrance, conditional sales contract, title retention agreement or other similar arrangement which secures payment or performance of an obligation. (Section 101)

MODIFICATION OF THE INDENTURES

     Subject to certain exceptions, each Indenture contains provisions permitting us and the Trustee, with the consent of the Holders of not less than a majority in principal amount of all securities at the time outstanding, or of the Holders of the then outstanding Debt Securities of each series to be affected by such action, to modify the Indentures or any supplemental Indentures or the rights of the Holders of all Debt Securities, or of the Debt Securities of a particular series, as the case may be; provided that no such modification shall (i) change the fixed maturity of the principal of, or any installment of principal or interest on, any Debt Security, or reduce the principal amount of any Debt Security or the rate of interest, if any, on such Debt

Security, or change the place of payment or the currency in which any Debt Security or the interest, if any, on such Debt Security is payable, without the consent of the Holder of each Debt Security affected, or (ii) reduce the aforesaid percentage of Debt Securities the consent of the Holders of which is required for any such modification, without the consent of the Holder of each Debt Security affected. (Section 902)

EVENTS OF DEFAULT AND NOTICE

     The following events are defined in the Senior Indenture as Events of Default with respect to the Senior Debt Securities of a particular series:

     - failure for 30 days to pay interest on any Senior Debt Securities of such series when due;

     - failure to pay principal of any Senior Debt Securities of such series when due at maturity thereof or otherwise, which failure shall continue unremedied for 5 Business Days;

     - failure to deposit any sinking fund payment when and as due, which failure shall continue unremedied for 5 Business Days;

     - the acceleration of any of our other indebtedness in excess of $25 million, including another series of Senior Debt Securities, under its terms, if such acceleration is not rescinded or annulled within 10 days after written notice of the acceleration to us;

     - failure to perform any other covenant in the Senior Debt Securities of such series within 90 days after written notice of the failure to us specifying the failure and requiring its remedy;

     - certain events of bankruptcy, insolvency or reorganization; and

     - any other Event of Default provided with respect to the Senior Debt Securities of such series. (Section 501)

We are required to file annually with the Senior Trustee an officer's certificate as to the absence of certain defaults under the terms of the Senior Indenture. (Section 1006)

     The following events are defined in each Subordinated Indenture as Events of Default with respect to the Subordinated Debt Securities of a particular series:

     - failure for 30 days to pay interest on any Subordinated Debt Securities of such series when due;

     - failure to pay principal of any Subordinated Debt Securities of such series when due at maturity;

     - the acceleration of any of our other indebtedness in excess of $10 million, including another series of Subordinated Debt Securities, under its terms, if such acceleration is not rescinded or annulled within 10 days after written notice of the acceleration to us;

     - failure to perform any other covenant in the Subordinated Debt Securities of such series or in the applicable Subordinated Indenture within 60 days after written notice of the failure to us specifying the failure and requiring its remedy;

     - certain events of bankruptcy, insolvency or reorganization; and

     - any other Event of Default provided with respect to the Subordinated Debt Securities of such series. (Section 501)

We are required to file with each Trustee annually an officer's certificate as to the absence of certain defaults under the terms of the applicable Subordinated Indenture. (Section 1008)

     Upon any Event of Default with respect to Debt Securities of a particular series, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding may declare the principal of all the Debt Securities of such series (or, in the case of any series of discounted Debt Securities, such lesser principal amount as may be provided for in such series of discounted Debt Securities) to be due and payable. (Section 502)

     Each Indenture provides that the Holders of not less than a majority in principal amount of the Debt Securities of any series may on behalf of the Holders of all of the Debt Securities of such series waive any past default under such Indenture with respect to such series and its consequences, except a default:

     - in the payment of the principal of or interest, if any, on any of the Debt Securities of such series, or

     - in respect of a covenant or provision of such Indenture which, under the terms of such Indenture, cannot be modified or amended without the consent of the Holders of all of the Debt Securities of such series affected thereby.

The terms of the Senior Indenture do not permit any such waiver with respect to Debt Securities of any such series subsequent to the acceleration of principal thereof. (Section 513)

     Each Indenture provides that the Trustee may withhold notice to the Holders of the Debt Securities of any default (except a default in the payment of principal or interest) if it determines that the withholding of such notice is in the interest of the Holders of the Debt Securities. (Section 602)

     Subject to provisions of each Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request of any of the Holders of the Debt Securities issued thereunder, unless they shall have offered to the Trustee indemnity reasonably satisfactory to the Trustee. (Sections 601(a) and 603(e)) Subject to such provisions for the indemnification of the Trustee and to certain other limitations, the Holders of a majority in principal amount of the Debt Securities of a particular series at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series. (Section 512)

DEFEASANCE OF DEBT SECURITIES

     Unless the prospectus supplement relating to the applicable Senior Debt Securities provides otherwise, we at our option:

     (a) will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Senior Debt Securities of such series, and to have satisfied all our other obligations under such Senior Debt Securities (except for obligations relating to the rights of Holders to receive payments from the trust fund as described in the Senior Indenture, certain obligations to register the transfer and exchange of Senior Debt Securities, replace stolen, lost or mutilated Senior Debt Securities, maintain paying agencies, hold moneys for payment in trust and our obligations with respect to Global Securities and defeasance and covenant defeasance generally); or

     (b) shall be released from our obligations described above under "Certain Covenants -- Limitations on Mergers," "-- Limitations on Secured Debt" and "-- Limitations on Sale and Leaseback Transactions" with respect to the outstanding Senior Debt Securities of such series, if we irrevocably deposit or cause to be deposited with the Senior Trustee money or U.S. Government Obligations or a combination of money or U.S. Government Obligations sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification of its opinion delivered to the Senior Trustee, to pay and discharge:

         (i) the principal of (and premium, if any) and interest, if any, on the outstanding Senior Debt Securities of such series, and

        (ii) any mandatory sinking fund payments applicable to the outstanding Senior Debt Securities of such series.

Among conditions to exercising any such option, we are required to deliver to the Senior Trustee an opinion of counsel (which opinion shall state, in the case of a defeasance described in clause (a) above, that (x) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of the first issuance by us of Senior Debt Securities pursuant to the Senior Indenture, there has been a change in the applicable Federal income tax law) to the effect that the Holders of the outstanding Senior Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance, as the case may be, had not occurred. (Sections 1401, 1402, 1403 and
1404)

     If we, at our option, deposit or cause to be deposited with the applicable Subordinated Trustee as trust funds, for the purpose stated below, an amount, in money or the equivalent in securities of the government which issued the currency in which the Subordinated Debt Securities of any then outstanding series are denominated or securities issued by government agencies backed by the full faith and credit of such government, sufficient to pay and discharge the entire indebtedness on the Subordinated Debt Securities of such series for principal and interest, if any, to the date or dates of maturity of the Subordinated Debt Securities of such series, and if we have paid or caused to be paid all other sums payable by us under the Subordinated Indenture with respect to such series, then the Subordinated Indenture will cease to be of further effect with respect to such series (except as to our obligations to compensate, reimburse and indemnify the Subordinated Trustee pursuant to the Subordinated Indenture with respect to such series). We will be deemed to have satisfied and discharged the Indenture with respect to such series; provided, however, that no series of Subordinated Debt Securities may be so defeased unless all of the securities of such series will become due and payable at their Stated Maturity within one year of such defeasance. (Section 401) In the event of any such defeasance, holders of such Subordinated Debt Securities would be able to look only to such trust funds for payment of principal and premium, if any, and interest, if any on their Subordinated Debt Securities.

     With respect to the Subordinated Indentures, if government securities have been deposited with the applicable Subordinated Trustee as trust funds, we, in order to exercise our option, are required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance (a) will not cause the holders of the Subordinated Debt Securities of such series to recognize income, gain or loss for Federal income tax purposes and (b) will not result in the delisting of the Subordinated Debt Securities of such series from any nationally-recognized exchange on which they are listed, if any. (Section
401)

     Unless the prospectus supplement relating to the applicable Subordinated Debt Securities provides otherwise, we at our option (a) will be discharged from any and all obligations in respect of such Subordinated Debt Securities (except for certain obligations to register the transfer or exchange of Subordinated Debt Securities, replace stolen, lost or mutilated Subordinated Debt Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the applicable Subordinated Indenture (including all or some of those described above under "Certain Covenants"), if there is deposited with the applicable Subordinated Trustee money or, in the case of Subordinated Debt Securities denominated in U.S. dollars, U.S. Government Obligations or, in the case of Subordinated Debt Securities denominated in a foreign currency, Foreign Government Securities, which through the payment of interest on, and principal of such Foreign Government Securities in accordance with their terms will provide money (or a combination of money and U.S. Government Obligations or Foreign Government Securities, as the case may be) in an amount sufficient to pay in the currency, currencies or currency unit or units in which such Subordinated Debt Securities are payable all the principal of, and interest on, such Subordinated Debt Securities on the dates such payments are due in accordance with the terms of such Subordinated Debt Securities. Among conditions to our exercising any such option, we are required to deliver to the applicable Subordinated Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such Subordinated Debt Securities to recognize income, gain or loss for United States Federal income tax purposes, and that the holders will be subject to United States Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such deposit and related defeasance had not occurred. (Section 403)

THE TRUSTEES

     Each Trustee may act as depository for funds of, provide lines of credit to and perform other services for, us and our subsidiaries in the normal course of business.

                              PLAN OF DISTRIBUTION

     We may sell the Debt Securities in any of four ways: (i) through underwriters or dealers, (ii) directly to a limited number of institutional purchasers or to a single institutional purchaser, (iii) through agents or (iv) through a combination of any such methods of sale. The prospectus supplement with respect to the Debt Securities of a particular series sets forth the terms of the offering of such Debt Securities, including the name or names of any underwriters or agents, the purchase price of such Debt Securities and the proceeds to us from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Debt Securities may be listed.

     We may determine the price or other terms of the debt securities offered under this prospectus by use of an electronic auction. We will describe in the related supplement to this prospectus how any auction will be conducted to determine the price or any other terms of the debt securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters' obligations with respect to the auction.

     If underwriters are used in the sale of Debt Securities of a particular series, such Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Debt Securities of a particular series may be offered to the public through underwriting syndicates represented by managing underwriters.

     If so indicated in any prospectus supplement, we will authorize the underwriters and agents to solicit offers by certain institutions to purchase the Debt Securities described in such prospectus supplement from us at the public offering price set forth therein pursuant to Delayed Delivery Contracts ("Contracts"), which will provide for payment and delivery on the date stated in such prospectus supplement. Each of the Contracts will be for an amount not less than, and unless we otherwise agree the aggregate principal amount of Debt Securities sold pursuant to Contracts shall be not more than, the respective amounts stated in such prospectus supplement.

     The underwriters, dealers and agents may be entitled, under agreements which may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution to payments that the underwriters, dealers and agents may be required to make in respect thereof.

                             VALIDITY OF SECURITIES

     The validity of the Securities will be passed upon for us by Harold E. Rolfe, Esq., 225 Brae Boulevard, Park Ridge, New Jersey, our Senior Vice President, General Counsel and Secretary, and for any underwriters or agents by Brown & Wood LLP, One World Trade Center, New York, New York.

                                    EXPERTS

     The consolidated financial statements and related financial statement schedule incorporated in this prospectus, and the Registration Statement of which this prospectus forms a part, by reference to the Annual Report on Form 10-K for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  [HERTZ LOGO]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

Securities and Exchange Commission registration fee.........  $  625,000
Legal fees and expenses*....................................           0
Blue Sky filing fees and expenses*..........................       2,000
Fees and expenses of Trustee*...............................      57,500
Printing expenses*..........................................     165,000
Accounting fees*............................................      50,000
Rating Agency fees*.........................................     400,000
Miscellaneous*..............................................      50,000
                                                              ----------
Total.......................................................  $1,349,500
                                                              ==========

---------------
*Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorney's fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

     In accordance with the Delaware Law, the Restated Certificate of Incorporation of The Hertz Corporation (the "Corporation") contains a provision to limit the personal liability of the directors of the Corporation for violations of their fiduciary duty. This provision eliminates each director's liability to the Corporation or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

     Pursuant to underwriting agreements filed as exhibits to registration statements relating to underwritten offerings of securities, the underwriters parties thereto have agreed to indemnify each officer and director of the Corporation and each person, if any, who controls the Corporation within the meaning of the Securities Act of 1933, against certain liabilities, including liabilities under said Act.

     The directors and officers of the Corporation are covered by directors' and officers' insurance policies relating to Ford Motor Company and its subsidiaries.

ITEM 16.  EXHIBITS.

     1(a)    Underwriting Agreement Basic Provisions.
     1(b)*   Form of Distribution Agreement (incorporated herein by
             reference from The Hertz Corporation's Registration
             Statement No. 33-54183 on Form S-3).
     4(a)*   Indenture dated as of June 1, 1989 between The Hertz
             Corporation and The Bank of New York, as Trustee
             (incorporated herein by reference from The Hertz
             Corporation's Registration Statement No. 33-29319 on Form
             S-3).
     4(b)*   Form of Indenture dated as of July 1, 1993 between The Hertz
             Corporation and Citibank, N.A., as Trustee (incorporated
             herein by reference from The Hertz Corporation's
             Registration Statement No. 33-62902 on Form S-3).
     4(c)    Indenture dated as of March 16, 2001 between The Hertz
             Corporation and The Bank of New York, as Trustee.
     5       Opinion and consent of Harold E. Rolfe, Esq.
     12*     Computation of Consolidated Ratio of Earnings to Fixed
             Charges of The Hertz Corporation for each of the five years in the period ended December 31, 1999 (incorporated herein by reference to Exhibit 12 to The Hertz Corporation's Annual
             Report on Form 10-K for the year ended December 31, 1999)
             and for the nine month period ended September 30, 2000 and
             September 30, 1999 (incorporated herein by reference to The
             Hertz Corporation's Quarterly Report on Form 10-Q for the
             quarter ended September 30, 2000).
    23(a)    Consent of PricewaterhouseCoopers LLP
    23(b)    Consent of Harold E. Rolfe, Esq., included in Exhibit 5.
    25(a)    Form T-1 Statement of Eligibility under the Trust Indenture
             Act of 1939 of The Bank of New York relating to the
             Indenture dated as of June 1, 1989 between The Hertz
             Corporation and The Bank of New York.
    25(b)    Form T-1 Statement of Eligibility under the Trust Indenture
             Act of 1939 of The Bank of New York relating to the
             Indenture dated as of March 16, 2001 between The Hertz
             Corporation and The Bank of New York.
    25(c)    Form T-1 Statement of Eligibility under the Trust Indenture
             Act of 1939 of Citibank, N.A. relating to the Indenture
             dated as of July 1, 1993 between The Hertz Corporation and
             Citibank, N.A.

---------------

* Incorporated by reference.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge, and State of New Jersey, on the 16th day of March, 2001.

                                          THE HERTZ CORPORATION

                                          By:     /s/ PAUL J. SIRACUSA
                                            ------------------------------------
                                                      Paul J. Siracusa
                                                Executive Vice President and
                                                  Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert H. Rillings, Harold E. Rolfe, and Paul J. Siracusa, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments)to this Registration Statement and to each Registration Statement amended hereby, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                     TITLE                        DATE
                  ---------                                     -----                        ----
              /s/ CRAIG R. KOCH                Director, President and Chief Executive   March 16, 2001
---------------------------------------------    Officer (Principal Executive Officer)
                Craig R. Koch

             /s/ FRANK A. OLSON                Director and Chairman of the Board        March 16, 2001
---------------------------------------------
               Frank A. Olson

             /s/ W. WAYNE BOOKER               Director                                  March 16, 2001
---------------------------------------------
               W. Wayne Booker

            /s/ JOHN M. RINTAMAKI              Director                                  March 16, 2001
---------------------------------------------
              John M. Rintamaki

            /s/ PAUL J. SIRACUSA               Executive Vice President and Chief        March 16, 2001
---------------------------------------------    Financial Officer (Principal
              Paul J. Siracusa                   Financial Officer)

             /s/ RICHARD J. FOTI               Staff Vice President and Controller       March 16, 2001
---------------------------------------------    (Principal Accounting Officer)
               Richard J. Foti

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                              EXHIBIT
-------                             -------
1(a)      Underwriting Agreement Basic Provisions.
1(b)*     Form of Distribution Agreement (incorporated herein by
          reference from The Hertz Corporation's Registration
          Statement No. 33-54183 on Form S-3).
4(a)*     Indenture dated as of June 1, 1989 between The Hertz
          Corporation and The Bank of New York, as Trustee
          (incorporated herein by reference from The Hertz
          Corporation's Registration Statement No. 33-29319 on Form
          S-3).
4(b)*     Form of Indenture dated as of July 1, 1993 between The Hertz
          Corporation and Citibank, N.A., as Trustee (incorporated
          herein by reference from The Hertz Corporation's
          Registration Statement No. 33-62902 on Form S-3).
4(c)      Indenture dated as of March 16, 2001 between The Hertz
          Corporation and The Bank of New York, as Trustee.
5         Opinion and consent of Harold E. Rolfe, Esq.
12*       Computation of Consolidated Ratio of Earnings to Fixed
          Charges of The Hertz Corporation for each of the five years in the period ended December 31, 1999 (incorporated herein by reference to Exhibit 12 to The Hertz Corporation's Annual
          Report on Form 10-K for the year ended December 31, 1999)
          and for the nine month period ended September 30, 2000 and
          September 30, 1999 (incorporated herein by reference to The
          Hertz Corporation's Quarterly Report on Form 10-Q for the
          quarter ended September 30, 2000).
23(a)     Consent of PricewaterhouseCoopers LLP
23(b)     Consent of Harold E. Rolfe, Esq., included in Exhibit 5.
25(a)     Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939 of The Bank of New York relating to the
          Indenture dated as of June 1, 1989 between The Hertz
          Corporation and The Bank of New York.
25(b)     Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939 of The Bank of New York relating to the
          Indenture dated as of March 16, 2001 between The Hertz
          Corporation and The Bank of New York.
25(c)     Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939 of Citibank, N.A. relating to the Indenture
          dated as of July 1, 1993 between The Hertz Corporation and
          Citibank, N.A.

---------------

* Incorporated by reference.